EXHIBIT 99.1

Shareholder Update dated October 5, 2021:

Activity in Patent Infringement Lawsuit with Refined Coal Entities –

Key Details and Implications for ME2C Moving Forward

ME2C Environmental (ME2C) is actively defending its patented technologies that it believes have been significantly utilized by entities in the refined coal sector relating to the IRS Tax Credit program introduced in 2011. The Company and its legal partners at Caldwell Cassady & Curry are making substantial progress with the litigation, which is currently in the discovery process. The following update to shareholders provides an overview of the refined coal program and entities involved, a timeline of key events, and implications for ME2C’s business going forward.

Key Points of the Refined Coal Program

•	The refined coal program is focused on low rank coal that is chemically treated to yield lower mercury emissions at a lower cost of capture.

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In an effort to motivate the energy sector to use a cleaner-burning coal and reduce emissions, the IRS Section 45 Tax Credit (T-45) was introduced in 2011 as a 10-year long program to issue a tax credit to users of refined coal who achieved a certain level of efficiency in reducing harmful pollutants, including mercury. The annual tax credit is based on refined coal tonnage used, and in the decade-long program, nearly $1 Billion in tax credits have been issued each year to the producers (LLCs) and users of refined coal.

•	The T-45 Tax Credit will expire at the end of December 2021.

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Chem-Mod, LLC, a privately-owned company that introduced the chemical enhancement to refined coal, developed their flagship product, the Chem-Mod™ Solution. The product is described as a “dual sorbent system for removing mercury and other pollutants from the air emissions of coal-fired power” from technology generated by the Energy & Environment Research Center (EERC), who developed the SEA® two-part process that was previously patented and exclusively licensed to, and subsequently purchased by, ME2C Environmental.

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With the introduction of the T-45 program, Chem-Mod, LLC, in partnership with Arthur J. Gallagher & Co. (“A.J. Gallagher”), initiated a business structure for LLCs to act as suppliers of refined coal to the power plants.

•	A.J. Gallagher is the controlling managing member of Chem-Mod, LLC, claiming ownership to 46.5% of the entity, including 34 of its commercial clean coal production facilities.

Resources for the Future: New Report Releases Findings About the $1 Billion-Per-Year Refined Coal Tax Credit

Reuters: U.S. Investment Firms Rake in ‘Staggering’ Returns on Clean Coal Tax Credits

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Shareholder Update: Activity in Patent Infringement Lawsuit with Refined Coal Entities

Refined Coal and ME2C

•	ME2C’s 2019 patent infringement lawsuit named a total of 43 defendants, which included numerous refined coal entities and LLCs, including Chem-Mod LLC and A.J. Gallagher. ME2C has identified those entities as infringing its patents.

•	Without ME2C’s SEA® technology that was developed in the early 2000s, the refined coal program would not have been able to meet its lower emissions requirements to qualify for the IRS tax credits.

•	The power plants currently using refined coal will need to replace this significant portion of their mercury emissions control program, which positions SEA® as the natural replacement of refined coal.

•	ME2C estimates that approximately 75% of power plants that operate the two-part process for mercury capture without a license are currently part of the refined coal program, allowing for a strong potential of additional supply side business from these refined coal users.

•	ME2C has the existing infrastructure to support $100M in annual revenue, a value that covers the current U.S. market capacity for mercury emissions capture.

Learn More à Links to major news sources here: https://ir.me2cenvironmental.com/industry-links

IP Litigation Timeline of Developments: Business-First Approach

July 2019

•	Patent infringement suit against 40+ defendants filed to defend the Company’s patented technologies for mercury emissions capture and to protect shareholder value. Defendants included four major coal-fired utilities as well as refined coal companies.

July 2020

•	Vistra Corp., one of the largest utilities in the 2019 lawsuit, becomes the first to enter into a multi-year, fleetwide license and supply agreement to continue using the Company’s patented SEA® technologies. With a commercial agreement reached, Vistra Corp. was dismissed from the lawsuit.

November 2020

•	American Electric Power (AEP), a major U.S. power producer, entered into a license agreement for continued use of the company’s patented SEA® technologies; AEP was dismissed from the lawsuit.

January 2021

•	Two additional major utilities in the 2019 lawsuit announced license agreements allowing for continued use of ME2C’s patented SEA® technologies; agreements included removal of any challenges to the Company’s patented technologies.

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Shareholder Update: Activity in Patent Infringement Lawsuit with Refined Coal Entities

May 2021

•	U.S. District Court Magistrate Judge for District of Delaware issued a Report and Recommendation that the pending patent litigation (filed July 2019) should be allowed to move forward against 16 key refined coal process defendants named in the lawsuit; a jury trial date was set for September 2023.

September 2021

•	A Midwest utility entered into a new, 5-year license agreement for SEA® process for mercury removal from coal-fired power plants. The utility is also considering supply agreement upon expiration of the existing contract.

Our Day in Court is Set

With the discovery process underway, the ME2C is looking forward to its trial date set for September 2023.  However, as the Company and its legal team gather information through discovery, mediation and/or settlements could possibly be reached with certain entities prior to the trial date.

ME2C has focused on taking a “business-first” approach to this litigation process. As the Company and its legal team work diligently to recognize the value of ME2C’s patents for its stakeholders, it will continue to prefer to do so through direct supply business.

To learn more, please visit https://ir.me2cenvironmental.com/, or review additional resources linked below.

•         ME2C Environmental’s Investor Presentation: https://ir.me2cenvironmental.com/presentations

•         Interviews with CEO, Rick MacPherson: https://ir.me2cenvironmental.com/presentations

•         Industry Links: https://ir.me2cenvironmental.com/industry-links

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Shareholder Update: Activity in Patent Infringement Lawsuit with Refined Coal Entities

Safe Harbor Statement

With the exception of historical information contained in this shareholder update, content herein may contain "forward-looking statements" that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by using words such as "anticipate," "believe," "plan," "expect," "intend," "will," and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. Matters that may cause actual results to differ materially from those in the forward-looking statements include, among other factors, the gain or loss of a major customer, change in environmental regulations, disruption in supply of materials, capacity factor fluctuations of power plant operations and power demands, a significant change in general economic conditions in any of the regions where our customer utilities might experience significant changes in electric demand, a significant disruption in the supply of coal to our customer units, the loss of key management personnel, availability of capital and any major litigation regarding ME2C Environmental. In addition, this shareholder update contains time-sensitive information that reflects management's best analysis only as of the date of this update. ME2C Environmental does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this update. Further information concerning issues that could materially affect financial performance related to forward-looking statements contained in this update can be found in ME2C Environmental’s periodic filings with the Securities and Exchange Commission.

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